Exhibit 99.2

Schedule A

Certain Information Regarding the
Reporting Persons1

	Class A Common Stock[2]		Class B Common Stock[3]		% of Total Common Stock[4]	% of Total Voting Power[5]
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B
Maroon Private Trust Company, LLC, solely in the capacity as trustee of the trusts listed on Appendix 1, 2 and 3 of Exhibit 99.1. [6]	-	-	15,355	*	*	*
THHC, L.L.C.[6]	-	-	11,338,027	21.3%	11.9%	19.8%
1902 Capital, LLC[6]	-	-	9,474,171	17.8%	10.0%	16.5%
The Pritzker Organization, L.L.C.	-	-	20,812,198	39.2%	21.9%	36.3%
Enterprise IC, LLC	-	-	20,812,198	39.2%	21.9%	36.3%
Thomas J. Pritzker, individually, as trustee of the trust listed on Appendix 4 of Exhibit 99.1, and as trustee of Maroon Trust, solely in such trust’s capacity as the member of Maroon Private Trust Company, LLC[67]	749,537	1.8%	20,878,516	39.3%	22.8%	36.6%
JNP ECI Investments, LLC[6]	-	-	3,413	*	*	*
BTP ECI Investments, LLC[6]	-	-	5,971	*	*	*
DTP ECI Investments, LLC[6]	-	-	5,971	*	*	*
Jason Pritzker, individually	2,588	*	-	-	*	*

* Less than 1% beneficial ownership

1 All references to the number of shares outstanding are as of October 31, 2025, as reported in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

2 The information shown in the table with respect to the percentage of Class A Common Stock beneficially owned is based on 41,819,241 shares of Class A Common Stock outstanding as of October 31, 2025, assuming that no outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock.

3 The information shown in the table with respect of the percentage of Class B Common Stock beneficially owned is based on 53,143,473 shares of Class B Common Stock outstanding as of October 31, 2025, assuming that no outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock.

4 The information shown in the table with respect to the percentage of total Common Stock beneficially owned is based on 41,819,241 shares of Class A Common Stock and 53,143,473 shares of Class B Common Stock outstanding as of October 31, 2025.

5 With respect to matters upon which the Issuer’s stockholders are entitled to vote, the holders of Class A Common Stock and Class B Common Stock vote together as a single class, and each holder of Class A Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to ten votes per share. The percentage of total voting power of the shares of Common Stock is calculated based on the total voting power of the shares of Common Stock outstanding as of October 31, 2025, which is comprised of 41,819,241 shares of Class A Common Stock and 53,143,473 shares of Class B Common Stock and assumes that no outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock.

6 THHC, L.L.C. is a manager-managed Delaware limited liability company and directly holds 11,338,027 shares of Class B Common Stock. 1902 Capital, LLC is a manager-managed Delaware limited liability company and directly holds 9,474,171 shares of Class B Common Stock. The voting decisions of each of THHC, L.L.C. and 1902 Capital, LLC are made by Enterprise IC, LLC, and in such capacity, Enterprise IC, LLC may be deemed to beneficially own the shares held by THHC, L.L.C. and 1902 Capital, LLC. Enterprise IC, LLC is a manager-managed Delaware limited liability company, and is managed by its board of managers, consisting of Earl Melamed, Edward Rabin and Charles Barron. The members of the board of managers disclaim beneficial ownership as a result of serving on the board. The investment decisions of each of THHC, L.L.C. and 1902 Capital, LLC are made by TPO as the manager of each of THHC, L.L.C. and 1902 Capital, LLC, and in such capacity TPO may be deemed to beneficially own the shares held by THHC, L.L.C. and 1902 Capital, LLC. TPO is a manager-managed Delaware limited liability company, and is managed by its board of managers, consisting of Thomas J. Pritzker, Jason Pritzker, Joseph Gleberman, John Miller, Marshall Eisenberg, Larry Richman, Adam Langsam and Phil Collins. The board of managers of TPO is controlled by Thomas J. Pritzker, and in such capacity he may be deemed to beneficially own the shares of common stock held by THHC, L.L.C. and 1902 Capital, LLC. The other members of the board of managers of TPO disclaim beneficial ownership as a result of serving on the board. Thomas J. Pritzker, as trustee of the trust listed on Appendix 4 of Exhibit 99.1, owns all of the common interests of TPO, and in such capacity may be deemed to beneficially own the shares held by THHC, L.L.C. and 1902 Capital, LLC. Each of JNP ECI Investments, LLC, BTP ECI Investments, LLC and DTP ECI Investments, LLC is a manager-managed South Dakota limited liability company, directly holding 3,413 shares of Class B Common Stock, 5,971 shares of Class B Common Stock, and 5,971 shares of Class B Common Stock, respectively. The investment and voting decisions of each of JNP ECI Investments, LLC, BTP ECI Investments, LLC and DTP ECI Investments, LLC are made by their respective boards of managers, consisting, in each case, of Derek Arend, Marshall Eisenberg and Edward W. Rabin. The members of such boards of managers disclaim beneficial ownership as a result of serving on such boards. Maroon Private Trust Company, LLC is a manager-managed South Dakota limited liability company and the trustee of (i) the trust listed on Appendix 1 of Exhibit 99.1, which is the sole member of JNP ECI Investments, LLC, and in such capacity may be deemed to beneficially own the shares held by JNP ECI Investments, LLC, (ii) the trust listed on Appendix 2 of Exhibit 99.1, which is the sole member of BTP ECI Investments, LLC, and in such capacity may be deemed to beneficially own the shares held by BTP ECI Investments, LLC, and (iii) the trust listed on Appendix 3 of Exhibit 99.1, which is the sole member of DTP ECI Investments, LLC, and in such capacity may be deemed to beneficially own the shares held by DTP ECI Investments, LLC. Maroon Trust is the sole member of Maroon Private Trust Company, LLC and in such capacity may be deemed to beneficially own the shares of Class B Common Stock held by JNP ECI Investments, LLC, BTP ECI Investments, LLC and DTP ECI Investments, LLC. Thomas J. Pritzker is the trustee of Maroon Trust and in such capacity may, for the purposes hereof, be deemed to beneficially own the shares of Class B Common Stock held by JNP ECI Investments, LLC, BTP ECI Investments, LLC and DTP ECI Investments, LLC. The investment decisions of Maroon Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Thomas J. Pritzker, John A. Miller, Paula H. McMenamin, Marshall E. Eisenberg and Derek Arend. The voting decisions of Maroon Private Trust Company, LLC are made by the independent members of the Trust Committee, consisting of John A. Miller, Paula H. McMenamin, Marshall E. Eisenberg and Derek Arend. The members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee..

7 Thomas J. Pritzker holds the following stock appreciation rights (“SARs”) that are currently exercisable or will become exercisable within sixty days: (a) 212,967 SARs at an exercise price of $80.02; (b) 292,226 SARs at an exercise price of $71.67; (c) 563,063 SARs at an exercise price of $48.66; (d) 174,337 SARs at an exercise price of $80.46; (e) 109,386 SARs at an exercise price of $95.06; (f) 61,084 SARs at an exercise price of $111.71; and (g) 22,519 SARs at an exercise price of $157.11. Each SAR gives the holder the right to receive a number of shares of Class A Common Stock equal to the excess of the value of one share of Class A Common Stock at the exercise date, over the exercise price. The number of shares of Class A Common Stock that Mr. Pritzker will receive upon exercise of such SARs is not determinable until the date of exercise and therefore is not included in the information above. Thomas J. Pritzker is also the grantor of the trust set forth on Appendix 4 of Exhibit 99.1, and has the right to revoke the trust at any time without the consent of another person. As a result he could be deemed to be the sole beneficial owner of the shares owned by such trust.